EXHIBIT 10.3

ADTRAN HOLDINGS, INC.

AMENDED AND RESTATED

2020 EMPLOYEE STOCK INCENTIVE PLAN

EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION (the “Option”) granted on [                ] (the “Date of Grant”), by ADTRAN Holdings, Inc., a Delaware corporation (the “Corporation”), to [                ] (the “Grantee”).

1. GRANT OF OPTION. The Corporation hereby grants to the Grantee the irrevocable Option to purchase, on the terms and subject to the conditions set forth in this agreement (this “Stock Option Agreement”) and in the Plan (as defined below), up to [                ] fully paid and nonassessable shares of the Corporation’s Common Stock at the option price of $[                ] per share, being the Fair Market Value of a share of Common Stock on the Date of Grant.

The Option is granted pursuant to the Corporation’s Amended and Restated 2020 Employee Stock Incentive Plan (the “Plan”), a copy of which is attached hereto. The Option is subject in its entirety to all the applicable provisions of the Plan as in effect on the Date of Grant, which are hereby incorporated herein by reference. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan. The Option is intended to be a Nonqualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

2. CONSIDERATION. The grant of the Option is made in consideration of the services to be rendered by the Grantee to the Corporation.

3. VESTING SCHEDULE; EXPIRATION. Subject to Sections 5.3, 5.4, 5.5 and 6.4(b) of the Plan, the Option will vest and become cumulatively exercisable in installments in accordance with the following schedule:

Anniversary of the Date of Grant:	Vested Percentage:

Any portion or portions of the Option that have vested pursuant to the terms of this Option Agreement are collectively referred to as “Vested Options.” Vested Options may be exercised from time to time following vesting and prior to the Expiration Date (as defined below) as to the total number of shares allowable under this Section 3, or any lesser amount thereof, subject to Section 6 of this Option Agreement. Notwithstanding anything contained herein to the contrary, the Option will expire and no longer be exercisable on the tenth (10th) anniversary of the Date of Grant, or earlier as provided in the Plan (the “Expiration Date”).

4. BENEFICIARY. The Grantee has designated any Beneficiaries and/or contingent Beneficiaries of the Option in accordance with Section 10.1 the Plan.

5. METHOD OF EXERCISE OF OPTION; PAYMENT OF EXERCISE PRICE; TAX WITHHOLDING. The Vested Options shall be exercised through a notice submitted via Morgan Stanley’s StockPlan Connect, which may be accessed at http://www.stockplanconnect.com, or by written (or electronic) notice of exercise directed to such other Person as the Compensation

Committee of the Board of Directors of the Corporation (the “Committee”) may direct. Each notice of exercise shall identify the Option that the Grantee is exercising (in whole or in part) and shall be accompanied by (i) payment of the Exercise Price, as well as all applicable withholding taxes, for the number of shares specified in such notice, in accordance with Sections 6.7 and 10.4 of the Plan and (ii) such other documents as required by the Plan or the Committee, if any.

6. MINIMUM EXERCISE. Grantee may exercise the Option for less than the full number of shares of Common Stock subject to the Option. However, each exercise may not be made for less than 100 shares or, if less, the total remaining shares subject to the Option.

7. ISSUANCE OF SHARES. Provided that the exercise notice and payment are in form and substance satisfactory to the Corporation, the Corporation shall issue the shares of Common Stock registered in the name of the Grantee, the Beneficiary, or the Grantee’s legal representative, as applicable.

8. NO RIGHT TO CONTINUED EMPLOYMENT; NO RIGHTS AS SHAREHOLDER. Neither the Plan nor this Stock Option Agreement shall confer upon the Grantee any right to be retained in any position, including as an Employee or service provider, of the Corporation. Further, nothing in the Plan or this Stock Option Agreement shall be construed to limit the discretion of the Corporation to terminate the Grantee’s service at any time, with or without Cause. The Grantee shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

9. TRANSFERABILITY. Except as otherwise provided in the Plan, the Option shall not be assignable or transferable by the Grantee, and any purported transfer (other than as excepted above) shall be null and void.

10. COMPLIANCE WITH LAW. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Corporation and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel. The Grantee understands that the Corporation is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. AMENDMENT. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Stock Option Agreement without the Grantee’s consent.

12. COUNTERPARTS. This Stock Option Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Stock Option Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

13. ACCEPTANCE. The Grantee hereby acknowledges receipt of a copy of the Plan and this Stock Option Agreement. The Grantee has read and understands the terms and provisions thereof and hereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Stock Option Agreement. The Grantee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Grantee should consult a tax advisor prior to such exercise or disposition.

14. BINDING AGREEMENT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee’s Beneficiary or legal representatives, as the case may be.

15. ENTIRE AGREEMENT. This Stock Option Agreement and the Plan set forth the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

[Signature Page Follows]

If the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this Stock Option Agreement enclosed for that purpose.

ADTRAN HOLDINGS, INC.

By:
Name:
Title:

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.

GRANTEE

[Name]

[Signature Page to Employee Stock Option Agreement]